Exhibit 99.1

Omniq’s subsidiary Dangot Computers Ltd awarded with an approximate $2 Million order for Intelligent Healthcare Carts (IHC) from Israel’s Largest Health Maintenance Organization (HMO)

●	IHCs enable most efficient and accurate service preventing fatal mistakes by patient bed
●	Solution includes Bar Code patient identification, Powerful Computer, Communication, Printer and Diagnostic Equipment.
●	Customer serves over 4.7 Million patients through its 14 hospitals and over 2,000 Clinics.
●	Contract includes three year service agreement
●	Company expects continuous business with this $10B customer.

SALT LAKE CITY — omniQ Corp. (NASDAQ: OMQS) (“omniQ “ or “the Company”), an object identification company providing Artificial Intelligence (AI)-based technology solutions to the Supply Chain Automation, Traffic Management, Public Safety and Safe City markets, and majority owner of Dangot Computers Ltd (Dangot), announced today that Israel’s largest HMO, serving over 4.7 million citizens has chosen Dangot to provide its Intelligent Healthcare Carts to be used in customer’s 14 Hospitals, and over 2,000 clinics.

The Customer serves over 50% of the Israeli population with clinics and hospitals all over the country is known for its quality, innovation and achieving JCI Accreditation. JCI is a non-for-profit organization that certifies hospitals worldwide based on their high-quality standards and safety, and requires rigorous audits and quality compliance.

Dangot was the pioneer in providing computerized services with smart integrated solutions and is the leading supplier of Intelligent Carts to most of the hospitals in Israel

The cart integrates printer, Bar Code reader for automatic identification of the patient, , Diagnostic Equipment, drugs and test results all connected to a powerful computer that contains patients’ files, for life saving and better decision making by the patient.

Dangot’s Healthcare Equipment is becoming a leading line in 2021, and includes the IHC, Diagnostic Panels, Que Management Kiosks and Covid19 related equipment. As the Healthcare budget is growing, the Company expects continuous success.

Shai Lustgarten, CEO of OMNIQ commented, “We’re thrilled to be working with the Largest Israeli HMO, a national institution providing state of the art health services to over 4.7 patients all over Israel. We are suppliers to the largest US Pharmaceuticals and Healthcare equipment distributors and believe that Dangot’s innovative product offerings also fit for OMNIQ’s target markets. We look forward to leveraging Dangot’s success globally, and leveraging our strong sales team to penetrate the multi billion dollar US market”.

Haim Dangot, President of Dangot Computers Ltd, commented: “Dangot’s Healthcare business has seen accelerated growth over the past 2 years. Automation and computerized systems are essential for efficient service enabling all needed information by patients’ beds and avoiding fatal errors.”

About omniQ Corp.

omniQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

omniQ recently announced the closing of its acquisition of 51% of the capital stock of Dangot. omniQ has an option to purchase the remaining 49% of the capital stock. Dangot is an Israeli based leader in providing innovative technologies including: frictionless automated order processing & digital payment processing products for the retail, fast food and parking markets; integrated work stations for physicians, drug delivery and blood tests; robotics for smart warehouses; point of sales, self-check in management, and other state of the art solutions.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com